Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 13, 1996 with respect to the consolidated statements of operations, stockholders' equity and cash flows of Compression Labs, Incorporated for the year ended December 31, 1995, which report appears in the annual reports on Form 10-K and Form 10-K/A of VTEL Corporation for the year ended July 31, 1998.

KPMG LLP


/s/ KPMG LLP
-------------------------
Mountain View, California
May 3, 1999